ITEM 77Q1 - EXHIBITS

(a)(1) ING GET Fund Plan of Liquidation and Dissolution of Series regarding ING GET Fund - Series H, effective March 14, 2005 - filed as an exhibit to the Registrant's Form POS AMI on April 29, 2005 and incorporated herein by reference.

(a)(2) ING GET Fund Certificate of Amendment of Declaration of Trust effective December 30, 2004 to series G- filed as an exhibit to the Registrant's Form POS AMI on April 29, 2005 and incorporated herein by reference.

(a)(3) ING GET Fund Certificate of Amendment of Declaration of Trust effective March 16, 2005 to series H- filed as an exhibit to the Registrant's Form POS AMI on April 29, 2005 and incorporated herein by reference.

(a)(4) ING GET Fund Plan of Liquidation and Dissolution of Series regarding ING GET Fund - Series I, effective June 15, 2005 - Filed herein